Exhibit 99.1

GD Culture Group Limited Announces PIPE of approximately 5.5 Million

NEW YORK, May 5, 2025 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), and its subsidiary, AI Catalysis Corp. (“AI Catalysis”), today announced the signing of private placement (the “Offering”) on May 2, 2025 with several purchasers for the purchase an aggregate of 1,115,600 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $0.524 per share in the Offering, and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 9,380,582 shares of Common Stock at a purchase price of $0.523 per Pre-Funded Warrant in the Offering. The Pre-Funded Warrants are first exercisable the date on which the Company obtains stockholder approval approving the exercise of the Pre-Funded Warrants.

The aggregate gross proceeds to the Company are expected to be approximately $5.5 million.

The Company intends to use the net proceeds from the Offering for working capital purposes.

Univest Securities, LLC is acting as the sole placement agent.

The securities described above are being offered in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be resold absent registration under the Act or an applicable exemption from such registration requirements. The Company has agreed to file a resale registration statement with the U.S. Securities and Exchange Commission for purposes of registering the resale of the common stock issued or issuable in connection with the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Copies of the prospectus supplement relating to the registered direct offering, together with the accompanying base prospectus, can be obtained at the SEC’s website at www.sec.gov.

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada company currently conducting business mainly through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”) and Shanghai Xianzhui Technology Co, Ltd. The company plans to enter into the livestreaming market with focus on e-commerce through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology, live-streaming e-commerce business. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

For investor and media inquiries, please contact:

GD Culture Group Limited

Investor Relations Department

Email: ir@gdculturegroup.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com